UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

JAMESON STANFORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54405	90-0969619
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2300 West Sahara Avenue, Suite 800, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 933-0808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 2, 2014, Robbie Chidester, our CFO, has resigned as CFO of the Company. Mr. Chidester did not have any disagreements with the Company prior to his resignation. Our CEO and sole director, Michael Stanford, will serve as acting CFO until a suitable placement can be located.

There is no arrangement or understanding among Mr. Stanford, on the one hand or any other person, on the other hand, pursuant to which Mr. Stanford was appointed as an officer. Mr. Stanford has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Stanford has not received any compensation in connection with his appointment as CFO.

At this time, we do not have any written employment agreement or other formal compensation agreements with Mr. Stanford. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMESON STANFORD RESOURCES CORPORATION

Date: May 13, 2014	By:	/S/ Michael Stanford
Michael Stanford, President